SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TELEFÓNICA, S.A.	TELEFÓNICA EMISIONES, S.A.U.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain (Jurisdiction of Incorporation or Organization)	Kingdom of Spain (Jurisdiction of Incorporation or Organization)

n/a (IRS Employer Identification No.)	n/a (IRS Employer Identification No.)

Distrito C, Ronda de la Comunicación, s/n Madrid, Spain (Address of Principal Executive Offices)	Distrito C, Ronda de la Comunicación, s/n Madrid, Spain (Address of Principal Executive Offices)

28050 (Zip Code)	28050 (Zip Code)
If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective pursuant
to General Instruction A.(c),
please check the following box. ☑	If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective pursuant
to General Instruction A.(d),
please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-159062
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Fixed Rate Senior Notes due 2015 of Telefónica Emisiones, S.A.U.	New York Stock Exchange
Fixed Rate Senior Notes due 2019 of Telefónica Emisiones, S.A.U. (including in each case the related Guarantees of Telefonica, S.A.)	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are (i) the Fixed Rate Senior Notes due 2015 (the “Long Five-Year Fixed Rate Notes”) and (ii) the Fixed Rate Senior Notes due 2019 (the “Ten-Year Fixed Rate Notes”) of Telefónica Emisiones, S.A.U. (the “Long Five-Year Fixed Rate Notes” together with the “Ten-Year Fixed Rate Notes,” the “Notes”) and the Guarantee by Telefónica, S.A. related to the Notes (the “Guarantee”). For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information under the heading “Description of the Notes and the Guarantee” of the Registrants’ Prospectus Supplement filed on June 24, 2009 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registrants’ Registration Statement on Form F-3 (File No. 333-159062) as amended from time to time (the “Registration Statement”), which information is hereby incorporated by reference herein.
Item 2. Exhibits

4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 8, 2009 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form F-3 filed on May 8, 2009)

4.2	Form of First Supplemental Indenture for the Fixed Rate Senior Notes Due 2015 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on July 2, 2009)

4.3	Form of Second Supplemental Indenture for the Fixed Rate Senior Notes Due 2019 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on July 2, 2009)

4.4	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2015 (included in Exhibit 4.2)

4.5	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2019 (included in Exhibit 4.3)

4.6	Form of Guarantee by Telefonica, S.A. (incorporated by reference to Exhibit 4.6 of Telefónica, S.A.’s Form 6-K filed on July 2, 2009)

99.1	Registrants’ Prospectus Supplement, dated June 22, 2009 (incorporated by reference to the Registrants’ filing under Rule 424(b), dated June 24, 2009)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: July 2, 2009

Telefónica Emisiones, S.A.U. (Registrant)
By:	/s/ Miguel Escrig Meliá
	Name:	Miguel Escrig Meliá
	Title:	Director (Administrador Solidario)

Telefónica, S.A. (Registrant)
By:	/s/ Eduardo Álvarez Gómez
	Name:	Eduardo Álvarez Gómez
	Title:	Director of Financing

Exhibit Index

4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 8, 2009 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form F-3 filed on May 8, 2009)

4.2	Form of First Supplemental Indenture for the Fixed Rate Senior Notes Due 2015 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on July 2, 2009)

4.3	Form of Second Supplemental Indenture for the Fixed Rate Senior Notes Due 2019 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on July 2, 2009)

4.4	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2015 (included in Exhibit 4.2)

4.5	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2019 (included in Exhibit 4.3)

4.6	Form of Guarantee by Telefonica, S.A. (incorporated by reference to Exhibit 4.6 of Telefónica, S.A.’s Form 6-K filed on July 2, 2009)

99.1	Registrants’ Prospectus Supplement, dated June 22, 2009 (incorporated by reference to the Registrants’ filing under Rule 424(b), dated June 24, 2009)

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